Exhibit 99.1

AquaBounty Technologies, Inc. Announces $12 Million Underwritten Public Offering

MAYNARD, MASS. — January 12, 2018 — AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a biotechnology company focused on enhancing productivity in the aquaculture market and a majority-owned subsidiary of Intrexon Corporation (NYSE: XON), today announced that it has priced an underwritten public offering of an aggregate of 3,692,307 shares of common stock of the Company, together with warrants to purchase up to 3,692,307 shares of common stock of the Company, at an offering price of $3.25 per share and associated warrant. In addition, AquaBounty has granted the underwriter a 30-day option to purchase up to 553,846 additional shares of common stock and/or additional warrants to purchase up to 553,846 shares of common stock, at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about January 17, 2018, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for this offering.

The warrants have an exercise price of $3.25 per share of common stock and a term of five years, exercisable on the date of issuance. The aggregate gross proceeds to the Company are approximately $12.0 million, before deducting underwriting discounts and commissions and estimated offering expenses and assuming no exercise of the warrants and no exercise of the underwriter’s option to purchase additional shares and/or warrants. The Company currently intends to use the net proceeds of this offering to continue construction and renovation activities of its existing facilities in Rollo Bay and Indiana, for working capital costs associated with growing its first batches of fish at our Indiana and Rollo Bay farm sites, and other general corporate purposes, including investing further in its sales and marketing and research and development efforts and payment of anticipated general and administrative expenses.

The securities described above were offered by the Company pursuant to a registration statement on Form S-1 previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 12, 2018, and a registration statement on Form S-1 filed by the Company with the SEC on January 12, 2018, which became effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

The securities may be offered only by means of a prospectus. A preliminary prospectus relating to and describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus, and when available, copies of the final prospectus relating to the offering may be obtained from H.C. Wainwright & Co., 430 Park Avenue, New York, NY 10022, by telephone at 646-975-6995 or by email at placements@hcwco.com, or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

More information about AquaBounty is available at www.aquabounty.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to AquaBounty’s plans to consummate its proposed underwritten offering of common stock and warrants. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “ estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise capital, the final terms of the underwritten offering of common stock and warrants, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock and warrants, AquaBounty’s business and financial condition, and the impact of general economic, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information.

Contact

AquaBounty Technologies, Inc.

Dave Conley, Director of Communications

+1 613 294 3078